Exhibit 99.1
ALLEGIANT TRAVEL COMPANY FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS
Fourth quarter 2021 GAAP diluted earnings per share of $0.59
Fourth quarter 2021 adjusted diluted earnings per share (1) (2) of $1.18
Full Year 2021 GAAP diluted earnings per share of $8.68
Full Year 2021 adjusted diluted earnings per share (1) (2) of $2.04(1)(2)

LAS VEGAS. February 2, 2022 — Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the fourth quarter and full year 2021, as well as comparisons to prior years:

Consolidated	Three Months Ended December 31,			Percent Change
(unaudited) (in millions, except per share amounts)	2021	2020	2019	YoY	Yo2Y
Total operating revenue	$496.9	$246.6	$461.1	101.5%	7.8%
Total operating expense	463.6	270.2	368.4	71.6	25.8
Operating income (loss)	33.3	(23.6)	92.7	241.0	(64.0)
Income (loss) before income taxes	15.1	(39.2)	78.6	138.6	(80.7)
Net income (loss)	10.7	(28.8)	60.5	137.1	(82.3)
Diluted earnings (loss) per share	$0.59	$(1.79)	$3.72	133.0	(84.1)

	Twelve Months Ended December 31,			Percent Change
(unaudited) (in millions, except per share amounts)	2021	2020	2019	YoY	Yo2Y
Total operating revenue	$1,707.9	$990.1	$1,841.0	72.5%	(7.2)%
Total operating expense	1,444.8	1,271.1	1,477.0	13.7	(2.2)
Operating income (loss)	263.1	(281.0)	364.0	193.6	(27.7)
Income (loss) before income taxes	196.6	(361.1)	301.2	154.5	(34.7)
Net income (loss)	151.9	(184.1)	232.1	182.5	(34.6)
Diluted earnings (loss) per share	$8.68	$(11.53)	$14.26	175.3	(39.1)

Consolidated - adjusted	Three Months Ended December 31,			Percent Change
(unaudited) (in millions, except per share amounts)	2021	2020	2019	YoY	Yo2Y
Adjusted operating expense (1) (2)	$451.2	$254.4	$368.4	77.4%	22.5%
Adjusted operating income (loss) (1) (2)	45.7	(7.8)	92.7	685.9	(50.7)
Adjusted income (loss) before income taxes (1) (2)	27.5	(23.4)	78.6	217.5	(65.0)
Adjusted net income (loss) (1) (2)	21.3	(18.0)	60.5	218.3	(64.8)
Adjusted diluted earnings (loss) per share (1) (2)	$1.18	$(1.12)	$3.72	205.4	(68.3)

	Twelve Months Ended December 31,			Percent Change
(unaudited) (in millions, except per share amounts)	2021	2020	2019	YoY	Yo2Y
Adjusted operating expense (1) (2)	$1,595.7	$1,130.2	$1,477.0	41.2%	8.0%
Adjusted operating income (loss) (1) (2)	112.2	(140.1)	364.0	180.1	(69.2)
Adjusted income (loss) before income taxes (1) (2)	45.7	(193.6)	301.2	123.6	(84.8)
Adjusted net income (loss) (1) (2)	35.1	(149.1)	232.1	123.5	(84.9)
Adjusted diluted earnings (loss) per share (1) (2)	$2.04	$(9.33)	$14.26	121.9	(85.7)
(1) Adjusted numbers exclude COVID related special charges, the net benefit from the payroll support programs, when applicable, and profit sharing bonus accruals
(2) Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information

"We finished the year with adjusted earnings per share(1) of $2.04, one of the only domestic carriers to record a full-year adjusted profit," stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. "This is a remarkable feat and could not have been accomplished without the support of our team members. 2021 was a challenging year, yet we remained nimble and continued to learn and adapt. Despite impacts from multiple variants throughout the year, we grew scheduled capacity more than eight percent when compared to 2019. Load factors sequentially improved throughout the year with fourth quarter loads of 77.1 percent, a more than twenty-point increase from the first quarter. We grew fourth quarter revenue by 7.8 percent when compared with 2019, finishing the year with total operating revenue of $1.7 billion, just seven percent below 2019.

"As we exited 2021, the operation was challenged by impacts from the Omicron variant. We saw unprecedented crew shortages due to COVID, resulting in cancelled flights during the peak holiday travel season and persisting throughout January. Case counts have started to recede, thus the worst should be behind us. I expect the operation to return to a more normalized state in time for peak March travel. Given the cancellations from Covid, irregular operations expenses were $23 million during the fourth quarter. As noted last quarter, it is imperative and good business practice to reimburse our customers for the inconvenience we have caused, in addition to refunding the ticket price.

“Despite the Omicron variant, forward bookings are strong for upcoming peak leisure travel periods. Spring break bookings have been particularly strong. Over the past several months, the booking curve has normalized to its pre-COVID state, and although early, we are beginning to see positive demand trends into early summer. In addition, third-party revenues have outperformed 2019 due primarily to strength with our cobrand credit card program. We acquired more than 100 thousand new cardholders in 2021, a program record. This trend continues in 2022, with January now the program’s best month for new cardholder acquisitions.

“The future of Allegiant is bright. We expect to end 2022 with 127 aircraft. All incoming aircraft will have 186 seats, increasing our seats per departure. The recently announced Boeing transaction will increase incremental route opportunities to 1,400, which represents more than ten years of growth. Additionally, progress on Sunseeker is on track to open in early 2023. This project will diversify our ecosystem of travel offerings available to our customers.

“Once again our team members have shown their mettle in the past 90 days. They have been on the front lines in one of the worst periods I have seen with regard to the uncertainty and fear we are all experiencing from Covid. I want to personally thank each and every one of them.”

Fourth Quarter 2021 Results

•GAAP income before income taxes of $15.1 million
•Adjusted income before income taxes(1) (2) (3) of $27.5 million, yielding a pre-tax margin of 5.5 percent
•Consolidated EBITDA(2) (3) of $80.0 million, yielding an EBITDA margin of 16.1 percent
•Adjusted EBITDA(1) (2) (3) of $92.4 million, yielding an adjusted EBITDA margin of 18.6 percent
•Total operating revenue was $496.9 million, up 7.8 percent when compared with the fourth quarter of 2019
•Scheduled capacity up 14.5 percent year over two-year
•Continued sequential improvement in load factor, which came in at 77.1 percent
•Peak holiday travel load factor mirrored levels observed in 2019 for the same time period
•Total average fare - third party products of $6.90, up 47.4 percent year over two-year driven primarily by cobrand strength
•Adjusted operating CASM, excluding fuel (1) of 7.24 cents, up 7.4 percent when compared with the fourth quarter of 2019, driven primarily by costs related to increased irregular operations
•Expanded the network by adding 13 new routes with one new city, Canton, Ohio, bringing total routes served to 608 and 133 cities
•List of incremental, domestic-route opportunities in excess of 1,400
•Route profile similar to current network structure - roughly 80 percent of opportunities currently have no direct, non-stop competition
•Announced plans for a fully-integrated Commercial Alliance Agreement with Viva Aerobus to expand options for nonstop leisure air travel between the United States and Mexico
•First-of-its-kind alliance between two ultra low-cost carriers
•Partnered with Boeing to purchase 50 737 MAX aircraft, powered by CFM LEAP 1-B engines, with deliveries beginning mid-2023

Full-Year 2021 Results

•GAAP income before income taxes of $196.6 million
•Adjusted income before income taxes(1) (2) (3) of $45.7 million, yielding a pre-tax margin of 2.7 percent
•One of the only domestic carriers to achieve full-year profitability on an adjusted basis
•Consolidated EBITDA of $444.1 million, yielding an EBITDA margin of 26.0 percent
•Adjusted EBITDA of $293.2 million, yielding an adjusted EBITDA margin of 17.2 percent
•Total system capacity increased 8.1 percent when compared with 2019
•Total operating revenue was $1.7 billion, 7.2 percent below 2019
•Total average fare of $123.24, up 4.2 percent from 2019
•Total ancillary average fare of $64.73, up 14.2 percent from 2019 driven by air ancillary bundles, website redesign, and increased cobrand activity
•Available seat miles per fuel gallon of 85.4, a 3.7 percent improvement from 2019
•Record-setting year for the cobrand program with more than 100 thousand new cardholders acquired
•Ended 2021 with nearly 800 thousand active Allways Rewards members

(1) Adjusted numbers exclude COVID related special charges, the net benefit from the payroll support programs, when applicable, and profit sharing bonus accruals
(2) Denotes a non-GAAP financial measure
(3) Refer to the Non-GAAP Presentation section within this document for further information

Balance Sheet, Cash and Liquidity

•Total cash and investments at December 31, 2021 were $1.2 billion
•Received $116 million in federal tax refunds in October related to 2020 net operating losses
•Received $204 million in payroll support program funds during 2021
•$488.2 million in total operating cash inflow for 2021, including payroll support program funds received as well as federal tax refunds related to net operating losses
•Total debt at December 31, 2021 was $1.7 billion
•Net debt at December 31, 2021 was $559.8 million, a 42.5 percent decrease from year-end 2020
•Debt principal payments of $62 million during the quarter
•Full year Interest expense of $68 million, down 10.9 percent year over two-year
•Air traffic liability at December 31, 2021 was $307 million
•Balance related to future scheduled flights is $240 million
•Balance related to travel vouchers issued for future use is $67 million

Airline Capital Expenditures

•Fourth quarter spend was $56 million, which included $29 million for the acquisition of two aircraft as well as induction costs and $27 million in other airline capital expenditures
•Fourth quarter deferred heavy maintenance spend was $12 million
•Full year 2021 capital expenditures were $205 million, which included $136 million for the acquisition of seven aircraft and one engine as well as induction costs and $69 million in other airline capital expenditures
•Full year deferred heavy maintenance spend was $61 million

Sunseeker Resort

•Anticipated opening remains unchanged at first quarter 2023
•Total project spend as of December 31, 2021 was $211 million with $23 million funded by debt and the remaining $188 million funded by Allegiant
•Fourth quarter capital expenditures related to the project were $38 million
•2021 capital expenditures were $51 million

Guidance, subject to revision	Previous	Current

First Quarter 2022 guidance

System ASMs - year over three-year change(1)		19.0 to 23.0%
Scheduled Service ASMs - year over three-year change(1)		19.0 to 23.0%

Total operating revenue - year over three-year change(1)		5.0 to 9.5%

Operating CASM, excluding fuel - year over three-year change(1)		1.0 to 5.0%

Fuel cost per gallon		$2.67

Full year 2022 guidance

Airline CAPEX
Aircraft, engines, induction costs, and pre-delivery deposits (millions)		$255 to $265
Capitalized deferred heavy maintenance (millions)		$85 to $95
Other airline capital expenditures (millions)		$95 to $105

Interest expense (2)		$85 to $95
Recurring principal payments		$185 to $195

Sunseeker Resorts - Charlotte Harbor Project
Total projected project spend (millions)	$560 to $585
Percent of project to be financed	60 to 63%
Percent of total project spend already funded by Allegiant contributions	32 to 34%
Percent of remaining project spend to be funded by Allegiant contributions	4 to 8%

(1) Year over three-year percentage changes compare 2022 to 2019
(2) Includes capitalized interest related to pre-delivery deposits on new aircraft as well as the construction of Sunseeker Resorts - Charlotte Harbor

Aircraft Fleet Plan by End of Period

Aircraft - (seats per AC)	1Q22	2Q22	3Q22	YE22
A319 (156 seats)	35	35	35	35
A320 (177 seats)	22	22	22	22
A320 (186 seats)	56	58	65	70
Total	113	115	122	127
The table above is provided based on the company’s current plans and is subject to change

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, February 2 to discuss its fourth quarter and full year 2021 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most. Since 1999, Allegiant Air has linked travelers in small-to-medium cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant's fleet serves communities across the nation, with base airfares less than half the cost of the average domestic round trip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline operations, revenue and expenses, available seat mile growth, expected capital expenditures, the timing of aircraft acquisitions and retirements, the number of contracted aircraft to be placed in service in the future, our ability to consummate announced aircraft transactions, number of possible future markets that may be served, the implementation of a joint alliance with Viva Aerobus, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the impact and duration of the COVID-19 pandemic on airline travel and the economy, liquidity issues resulting from the effect of the COVID-19 pandemic on our business, restrictions imposed on us as a result of accepting grants and loans under the payroll support programs, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft to be acquired, the ability to obtain necessary U.S. and Mexican government approvals to implement the announced alliance with Viva Aerobus and to otherwise prepare to offer international service, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Percent Change
	2021	2020	2019	YoY	Yo2Y
OPERATING REVENUES:
Passenger	$454,199	$224,840	$416,976	102.0%	8.9%
Third party products	25,323	10,726	16,456	136.1	53.9
Fixed fee contracts	17,241	9,425	22,199	82.9	(22.3)
Other	121	1,570	5,443	(92.3)	(97.8)
Total operating revenues	496,884	246,561	461,074	101.5	7.8
OPERATING EXPENSES:
Salary and benefits	118,918	74,561	109,859	59.5	8.2
Aircraft fuel	129,560	53,116	103,574	143.9	25.1
Station operations	72,100	36,412	43,063	98.0	67.4
Depreciation and amortization	46,941	43,982	41,740	6.7	12.5
Maintenance and repairs	29,524	15,030	23,243	96.4	27.0
Sales and marketing	21,454	8,187	19,853	162.0	8.1
Aircraft lease rental	5,735	4,424	—	29.6	—
Other	28,246	9,050	27,090	212.1	4.3
Special charges	11,074	25,447	—	(56.5)	—
Total operating expenses	463,552	270,209	368,422	71.6	25.8
OPERATING INCOME (LOSS)	33,332	(23,648)	92,652	241.0	(64.0)
OTHER (INCOME) EXPENSES:
Interest expense	18,300	16,344	18,270	12.0	0.2
Interest income	(476)	(913)	(2,485)	47.9	80.8
Other, net	361	138	(1,768)	161.6	120.4
Total other expenses	18,185	15,569	14,017	16.8	29.7
INCOME (LOSS) BEFORE INCOME TAXES	15,147	(39,217)	78,635	138.6	(80.7)
INCOME TAX PROVISION (BENEFIT)	4,444	(10,379)	18,113	142.8	(75.5)
NET INCOME (LOSS)	$10,703	$(28,838)	$60,522	137.1	(82.3)
Earnings (loss) per share to common shareholders:
Basic	$0.59	($1.79)	$3.72	133.0	(84.1)
Diluted	$0.59	($1.79)	$3.72	133.0	(84.1)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	17,827	16,108	16,000	10.7	11.4
Diluted	17,835	16,108	16,006	10.7	11.4
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended December 31,			Percent Change(1)
	2021	2020	2019	YoY	Yo2Y
OPERATING STATISTICS
Total system statistics:
Passengers	3,731,034	2,159,035	3,585,966	72.8%	4.0%
Available seat miles (ASMs) (thousands)	4,440,839	3,315,599	3,928,536	33.9	13.0
Operating expense per ASM (CASM) (cents)	10.44	8.15	9.38	28.1	11.3
Adjusted operating expense per ASM (CASM) (cents)(2)	10.16	7.67	9.38	32.5	8.3
Fuel expense per ASM (cents)	2.92	1.60	2.64	82.5	10.6
Operating CASM, excluding fuel (cents)	7.52	6.55	6.74	14.8	11.6
Adjusted operating CASM, excluding fuel (cents)(2)	7.24	6.07	6.74	19.3	7.4
ASMs per gallon of fuel	85.0	88.3	82.8	(3.7)	2.7
Departures	29,193	22,189	27,088	31.6	7.8
Block hours	67,047	49,500	60,684	35.4	10.5
Average stage length (miles)	865	860	846	0.6	2.2
Average number of operating aircraft during period	107.1	101.7	90.1	5.3	18.9
Average block hours per aircraft per day	6.8	5.9	7.3	15.3	(6.8)
Full-time equivalent employees at end of period	4,458	3,863	4,363	15.4	2.2
Fuel gallons consumed (thousands)	52,224	37,549	47,461	39.1	10.0
Average fuel cost per gallon	$2.48	$1.41	$2.18	75.9	13.8
Scheduled service statistics:
Passengers	3,671,032	2,129,292	3,516,263	72.4	4.4
Revenue passenger miles (RPMs) (thousands)	3,306,563	1,878,831	3,073,055	76.0	7.6
Available seat miles (ASMs) (thousands)	4,288,133	3,226,050	3,745,031	32.9	14.5
Load factor	77.1%	58.2%	82.1%	18.9	(5.0)
Departures	27,818	21,399	25,541	30.0	8.9
Block hours	64,510	48,081	57,687	34.2	11.8
Average seats per departure	175.2	173.3	171.2	1.1	2.3
Yield (cents)	6.80	6.06	7.48	12.2	(9.1)
Total passenger revenue per ASM (TRASM) (cents)(3)	11.18	7.30	11.57	53.2	(3.4)
Average fare - scheduled service(4)	$61.24	$53.45	$65.35	14.6	(6.3)
Average fare - air-related charges(4)	$62.48	$52.14	$53.24	19.8	17.4
Average fare - third party products	$6.90	$5.04	$4.68	36.9	47.4
Average fare - total	$130.62	$110.63	$123.26	18.1	6.0
Average stage length (miles)	876	868	856	0.9	2.3
Fuel gallons consumed (thousands)	50,313	36,446	45,163	38.0	11.4
Average fuel cost per gallon	$2.48	$1.40	$2.18	77.1	13.8
Percent of sales through website during period	95.6%	92.7%	93.1%	2.9	2.5
Other data:
Rental car days sold	314,372	259,791	426,428	21.0	(26.3)
Hotel room nights sold	65,623	49,628	96,396	32.2	(31.9)
(1) Except load factor and percent of sales through website, which is percentage point change
(2) Adjusted numbers exclude COVID related special charges, the net benefit from the payroll support programs, when applicable, and profit sharing bonus accruals
(3) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis
(4) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended December 31,			Percent Change
	2021	2020	2019	YoY	Yo2Y
OPERATING REVENUES:
Passenger	$1,578,436	$902,187	$1,682,955	75.0%	(6.2)%
Third party products	86,487	46,482	70,012	86.1	23.5
Fixed fee contracts	41,184	26,865	65,057	53.3	(36.7)
Other	1,803	14,539	22,941	(87.6)	(92.1)
Total operating revenues	1,707,910	990,073	1,840,965	72.5	(7.2)
OPERATING EXPENSES:
Salary and benefits	484,573	377,825	450,448	28.3	7.6
Aircraft fuel	440,235	221,827	427,827	98.5	2.9
Station operations	243,346	144,771	171,420	68.1	42.0
Depreciation and amortization	181,035	176,267	155,852	2.7	16.2
Maintenance and repairs	105,943	63,895	91,713	65.8	15.5
Sales and marketing	72,742	43,517	78,910	67.2	(7.8)
Aircraft lease rental	21,242	9,828	—	116.1	—
Other	83,902	79,277	100,845	5.8	(16.8)
Payroll Support Programs grant recognition	(202,181)	(152,448)	—	(32.6)	—
Special charges	13,998	306,299	—	(95.4)	—
Total operating expenses	1,444,835	1,271,058	1,477,015	13.7	(2.2)
OPERATING INCOME (LOSS)	263,075	(280,985)	363,950	193.6	(27.7)
OTHER (INCOME) EXPENSES:
Interest expense	68,403	60,493	76,801	13.1	(10.9)
Interest income	(1,814)	(5,509)	(12,523)	67.1	85.5
Loss on extinguishment of debt	71	1,222	3,677	(94.2)	(98.1)
Special charges	—	26,632	—	(100.0)	—
Other, net	(205)	(2,756)	(5,252)	92.6	96.1
Total other expenses	66,455	80,082	62,703	(17.0)	6.0
INCOME (LOSS) BEFORE INCOME TAXES	196,620	(361,067)	301,247	154.5	(34.7)
INCOME TAX PROVISION (BENEFIT)	44,767	(176,974)	69,130	125.3	(35.2)
NET INCOME (LOSS)	$151,853	$(184,093)	$232,117	182.5	(34.6)
Earnings (loss) per share to common shareholders:
Basic	$8.69	($11.53)	$14.27	175.4	(39.1)
Diluted	$8.68	($11.53)	$14.26	175.3	(39.1)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	17,212	15,992	16,027	7.6	7.4
Diluted	17,231	15,992	16,041	7.7	7.4
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Twelve Months Ended December 31,			Percent Change(1)
	2021	2020	2019	YoY	Yo2Y
OPERATING STATISTICS
Total system statistics:
Passengers	13,637,405	8,623,984	15,012,149	58.1%	(9.2)%
Available seat miles (ASMs) (thousands)	17,490,571	13,125,533	16,174,240	33.3	8.1
Operating expense per ASM (CASM) (cents)	8.26	9.68	9.13	(14.7)	(9.5)
Adjusted operating expense per ASM (CASM) (cents)(2)	9.12	8.61	9.13	5.9	(0.1)
Fuel expense per ASM (cents)	2.52	1.69	2.65	49.1	(4.9)
Operating CASM, excluding fuel (cents)	5.74	7.99	6.48	(28.2)	(11.4)
Adjusted operating CASM, excluding fuel (cents)(2)	6.61	6.92	6.48	(4.5)	2.0
ASMs per gallon of fuel	85.4	87.8	82.3	(2.7)	3.7
Departures	117,047	87,955	110,542	33.1	5.9
Block hours	264,628	196,849	248,513	34.4	6.5
Average stage length (miles)	856	862	855	(0.7)	0.1
Average number of aircraft during period	103.0	97.4	85.6	5.7	20.3
Average block hours per aircraft per day	7.0	5.9	8.0	18.6	(12.5)
Full-time equivalent employees at end of period	4,458	3,863	4,363	15.4	2.2
Fuel gallons consumed (thousands)	204,689	149,479	196,442	36.9	4.2
Average fuel cost per gallon	$2.15	$1.48	$2.18	45.3	(1.4)
Scheduled service statistics:
Passengers	13,509,544	8,553,623	14,823,267	57.9	(8.9)
Revenue passenger miles (RPMs) (thousands)	11,963,715	7,626,470	13,038,003	56.9	(8.2)
Available seat miles (ASMs) (thousands)	17,027,902	12,814,080	15,545,818	32.9	9.5
Load factor	70.3%	59.5%	83.9%	10.8	(13.6)
Departures	113,121	85,276	105,690	32.7	7.0
Block hours	256,991	191,732	238,361	34.0	7.8
Average seats per departure	174.2	172.8	171.1	0.8	1.8
Yield (cents)	6.61	5.88	7.00	12.4	(5.6)
Total passenger revenue per ASM (TRASM) (cents)(3)	9.78	7.40	11.28	32.2	(13.3)
Average fare - scheduled service(4)	$58.50	$52.45	$61.58	11.5	(5.0)
Average fare - air-related charges(4)	$58.33	$53.02	$51.96	10.0	12.3
Average fare - third party products	$6.40	$5.43	$4.72	17.9	35.6
Average fare - total	$123.24	$110.91	$118.26	11.1	4.2
Average stage length (miles)	862	867	859	(0.6)	0.3
Fuel gallons consumed (thousands)	198,891	145,528	188,596	36.7	5.5
Average fuel cost per gallon	$2.13	$1.48	$2.18	43.9	(2.3)
Percent of sales through website during period	94.7%	93.1%	93.3%	1.6	1.5
Other data:
Rental car days sold	1,361,123	1,132,173	1,921,930	20.2	(29.2)
Hotel room nights sold	261,158	199,059	415,593	31.2	(37.2)
(1) Except load factor and percent of sales through website, which is percentage point change
(2) Adjusted numbers exclude COVID related special charges, the net benefit from the payroll support programs, when applicable, and profit sharing bonus accruals
(3) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis
(4) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path

Summary Balance Sheet

Unaudited (millions)	December 31, 2021 (unaudited)	December 31, 2020	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$365.6	$152.8	139.3%
Short-term investments	817.2	532.5	53.5
Total unrestricted cash and investments	1,182.8	685.3	72.6
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	130.1	217.2	(40.1)
Long-term debt and finance lease obligations, net of current maturities and related costs	1,612.5	1,441.8	11.8
Total debt	1,742.6	1,659.0	5.0
Debt, net of liquidity	559.8	973.7	(42.5)
Total Allegiant Travel Company shareholders’ equity	1,223.6	699.4	74.9

Summary Cash Flow

	Twelve Months Ended December 31,		Percent
Unaudited (millions)	2021	2020	Change
Cash provided by operating activities	$488.2	$234.6	108.1%
Changes in air traffic liability	(0.1)	57.6	(100.2)
Changes in working capital, ex air traffic liability	69.7	(213.9)	132.6
Purchase of property and equipment	255.5	281.2	(9.1)
Cash dividends paid to shareholders	—	11.4	(100.0)
Proceeds from the issuance of long-term debt	281.7	428.0	(34.2)
Principal payments on long-term debt & finance lease obligations	301.1	217.8	38.2
Proceeds from issuance of common stock	335.1	—	100.0

EPS Calculation

The following table sets forth the computation of net income (loss) per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Basic:
Net income (loss)	$10,703	$(28,838)	$151,853	$(184,093)
Less income allocated to participating securities	(163)	—	(2,218)	(236)
Net income (loss) attributable to common stock	$10,540	$(28,838)	$149,635	$(184,329)
Earnings (loss) per share, basic	$0.59	$(1.79)	$8.69	$(11.53)
Weighted-average shares outstanding	17,827	16,108	17,212	15,992
Diluted:
Net income (loss)	$10,703	$(28,838)	$151,853	$(184,093)
Less income allocated to participating securities	(163)	—	(2,215)	(236)
Net income (loss) attributable to common stock	$10,540	$(28,838)	$149,638	$(184,329)
Earnings (loss) per share, diluted	$0.59	$(1.79)	$8.68	$(11.53)
Weighted-average shares outstanding (1)	17,827	16,108	17,212	15,992

(1) Dilutive effect of common stock equivalents excluded from the diluted per share calculation is not material.

Appendix A
Non-GAAP Presentation
Three Months and Year Ended December 31, 2021 and 2020
(Unaudited)

Adjusted operating income (loss), adjusted income (loss) before income taxes, adjusted net income (loss) and adjusted diluted earnings (loss) per share, all eliminate the effect of special expenses related directly to COVID 19, the net benefit related to the payroll support grants from the U.S. Treasury, when applicable, and profit sharing bonus accruals which are not reflective of our ongoing operating performance. As such, all of these are non-GAAP financial measures.

EBITDA, as presented in this press release, and the various adjusted metrics disclosed, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. "Adjusted EBITDA" is EBITDA adjusted to eliminate the effect of special expenses related directly to COVID 19, the net benefit related to the payroll support grants from the U.S. Treasury, when applicable, and profit sharing bonus accruals. We caution investors that amounts presented in accordance with these definitions may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA and Adjusted EBITDA in the same manner.

We use EBITDA and Adjusted EBITDA to evaluate our operating performance and liquidity and these are among the primary measures used by management for planning and forecasting of future periods. We believe the presentation of these measures is relevant and useful for investors because they allow investors to view results in a manner similar to the method used by management and makes it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements;
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure; and
•the adjustments we make to EBITDA to determine our Adjusted EBITDA may not be the same adjustments used by other airlines.

Presented below is a quantitative reconciliation of EBITDA to the most directly comparable GAAP financial performance measure, which we believe is net income (loss). We believe the presentation of EBITDA and the various adjusted measures are relevant and useful for investors because they allow them to better compare our results to other airlines.

In addition to EBITDA and Adjusted EBITDA as defined above, we have included a separate EBITDA as defined by certain credit agreements. This measurement of EBITDA adjusts for losses on impairment, Sunseeker net loss, stock compensation expense, amortization of debt issuance costs, (gain)/loss on disposal of assets, tax provision - in excess of cash paid, special non-recurring items, and other items.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating revenue, operating income (loss), net income (loss), operating expenses, and diluted earnings (loss) per share and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating income (loss), net income (loss) or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of adjusted operating income (loss) (millions)
Operating income (loss) as reported (GAAP)	$33.3	$(23.6)	$263.1	$(281.0)

Net benefit from PSPs (4)	(2.2)	(9.6)	(192.0)	(165.4)
Operating special charges	11.1	25.4	14.0	306.3
Bonus accrual	3.5	—	27.1	—
Adjusted operating income (loss) (1)	45.7	(7.8)	112.2	(140.1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of adjusted income (loss) before income taxes (millions)
Income (loss) before income taxes as reported (GAAP)	$15.1	$(39.2)	$196.6	$(361.1)

Net benefit from PSPs (4)	(2.2)	(9.6)	(192.0)	(165.4)
Special charges (operating & non-operating)	11.1	25.4	14.0	332.9
Bonus accrual	3.5	—	27.1	—
Adjusted income (loss) before income taxes (1)	27.5	(23.4)	45.7	(193.6)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of adjusted net income (loss) (millions) and adjusted earnings (loss) per share
Adjusted income (loss) before income taxes (1)	$27.5	$(23.4)	$45.7	$(193.6)
Provision (benefit) for income taxes as reported (GAAP)	4.4	(10.4)	44.8	(177.0)
Adjusted provision (benefit) for income taxes (1) (2)	6.2	(5.4)	10.6	(44.5)
Net income (loss) adjusted for special items, payroll support, and adjustments to tax resulting from payroll support (1)	21.3	(18.0)	35.1	(149.1)

Diluted shares as reported (GAAP) (thousands)	17,835	16,108	17,231	15,992
Diluted earnings (loss) per share as reported (GAAP)	0.59	(1.79)	8.68	(11.53)
Adjusted fully diluted earnings (loss) per share (1)	1.18	(1.12)	2.04	(9.33)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of adjusted CASM and CASM excluding fuel (millions, unless otherwise noted)
Operating expense as reported (GAAP)	$463.6	$270.2	$1,444.8	$1,271.1

Net benefit from PSPs (4)	2.2	9.6	192.0	165.4
Operating special charges	(11.1)	(25.4)	(14.0)	(306.3)
Bonus accrual	(3.5)	—	(27.1)	—
Adjusted operating expense (1)	451.2	254.4	1,595.7	1,130.2
Fuel expense as reported	(129.6)	(53.1)	(440.2)	(221.8)
Adjusted operating expense excluding fuel (1)	321.6	201.3	1,155.5	908.4

Available seat miles (ASMs) (thousands)	4,440,839	3,315,599	17,490,571	13,125,533

Operating expense per ASM as reported (CASM) (cents)	10.44	8.15	8.26	9.68
Adjusted operating expense per ASM (CASM) (cents)	10.16	7.67	9.12	8.61

Operating CASM, excluding fuel as reported (cents)	7.52	6.55	5.74	7.99
Adjusted operating CASM, excluding fuel (cents)	7.24	6.07	6.61	6.92

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of consolidated EBITDA to EBITDA as defined by certain credit agreements (millions)
Net income (loss)	$10.7	$(28.8)	$151.9	$(184.1)
Interest expense, net	18.0	15.4	66.3	50.9
Income tax provision (benefit)	4.4	(10.4)	44.8	(177.0)
Depreciation and amortization	46.9	44.0	181.0	176.3
Loss on debt extinguishment	—	—	0.1	1.2
Consolidated EBITDA (1)	80.0	20.2	444.1	(132.7)
Adjusting items as defined per credit agreements (3)	169.1	51.4	259.8	662.3
EBITDA as defined by certain credit agreements (1)	249.1	71.6	703.9	529.6

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of consolidated EBITDA to adjusted EBITDA (millions)
Consolidated EBITDA (per calculation in previous table) (1)	$80.0	$20.2	$444.1	$(132.7)

Net Benefit from PSP (4)	(2.2)	(9.6)	(192.0)	(165.4)
Operating special charges	11.1	25.4	14.0	306.3
Non-operating special charges	—	—	—	26.6
Enhanced variable compensation	3.5	—	27.1	—
Adjusted EBITDA (1)	92.4	36.0	293.2	34.8
(1) Denotes non-GAAP figure
(2) Adjusted income tax for 2021 estimates a 23.0% effective rate
(3) Adjusting items include the following: loss on impairment, Sunseeker net loss, stock compensation expense, amortization of debt issuance costs, (gain)/loss on disposal of assets, tax provision - in excess of cash paid, and other special non-recurring items
(4) Net benefit from PSPs includes "PSP1", "PSP2", "PSP3", and Employee Retention Credit